Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-135255 on Form S-1 of our report dated March 24, 2006, relating to the consolidated financial statements and financial statement schedule of UCN, INC., appearing in the Annual report on Form 10-K of UCN, INC. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah

July 12, 2006